Exhibit 3.2

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

OPTION THERAPEUTICS INC.

(as amended on [●], 2026)

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Article IV COMMITTEES		11
4.1	Committees of Directors	11
4.2	Committee Minutes	11
4.3	Meetings and Action of Committees	11
Article V OFFICERS		11
5.1	Officers	11
5.2	Election of Officers	11
5.3	other Officers and agents	12
5.4	Term	12
5.5	Removal and Resignation of Officers	12
5.6	Vacancies in Offices	12
5.7	Chairman of the Board	12
5.8	Chief Executive Officer	12
5.9	President	13
5.10	Vice President	13
5.11	Chief Financial Officer	13
5.12	Secretary	13
5.13	Assistant Secretary	14
5.14	Assistant Treasurer	14
5.15	Authority and Duties of Officers	14
Article VI INDEMNIFICATION		14
6.1	DIRECTORS AND EXECUTIVE OFFICERS	14
6.2	OTHER OFFICERS, EMPLOYEES AND AGENTS	14
6.3	Advancement of Expense	14
6.4	ENFORCEMENT	15
6.5	Non-Exclusivity of Rights	16
6.6	SURVIVAL OF RIGHTS	16
6.7	Other Indemnification	16
6.8	Insurance	16
6.9	Repeal, Amendment, or Modification	16
6.10	SAVING CLAUSE	16
6.11	certain definitions	17
Article VII RECORDS AND REPORTS		17
7.1	Maintenance and Inspection of Records	17
7.2	Inspection by Directors	18
7.3	Representation of Shares of Other Corporations	18

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Article VIII GENERAL MATTERS		18
8.1	Checks	18
8.2	Execution of Corporate Contracts and Instruments	18
8.3	Stock Certificates; Partly Paid Shares	19
8.4	Special Designation On Certificates	19
8.5	Lost, Stolen or Destroyed Certificates	19
8.6	Construction; Definitions	20
8.7	Dividends	20
8.8	Fiscal Year	20
8.9	Seal	20
8.10	Transfer Agents and Registrar	20
8.11	Transfer of Stock	20
8.12	Registered Stockholders	21
8.13	Conflicts	21
Article IX AMENDMENTS		21

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Article I

CORPORATE OFFICES

1.1  Registered Office

The registered office of Option Therapeutics Inc. (the “Corporation”) in the State of Delaware is c/o Vcorp Agent Services, Inc. at 108 W. 13th Street, Suite 100, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is Vcorp Agent Services, Inc.

1.2  Other Offices

The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

Article II

MEETINGS OF STOCKHOLDERS

2.1  Place of Meetings

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated from time to time by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2  Annual Meeting

The annual meeting of stockholders for the election of directors and for the transactions of such other business as may properly come before the meeting, shall be held each year on a date and at a time designated by the Board, which date shall be within thirteen (13) months of the last annual meeting or shortly after the close of the Corporation’s first full fiscal year.

2.3  Special Meeting

Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation shall be called at any time for any purpose as is a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”) by (i) the Board acting pursuant to a resolution duly adopted by a majority of the Board, (ii) the Chairman of the Board, (iii) the Lead Independent Director, if any, or (iv) the Chief Executive Officer or the President and may not be called by any other person or persons.

2.4  Notice of Stockholders’ Meetings; Exception to Requirements of Notice

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the DGCL), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Charter”) provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the directors then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given under the DGCL, the Charter or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws to any stockholder, and such stockholder has received (a) notice of two (2) consecutive annual meetings or (b) at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12)-month period, having been mailed such notice addressed to such person at such person’s address as shown on the records of the Corporation and such notice having been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then-current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware of the State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5  Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6  Quorum and adjournment

Except as otherwise required by law, by the Charter or by these Bylaws, the presence, in person or by proxy, of stockholders holding at least a majority of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time-to-time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.

2.7  Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the DGCL), are displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting and set forth in the original notice of the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

2.8  Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as otherwise provided in the provisions of Section 213 of the DGCL (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Charter, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.9  Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Charter or these Bylaws.

2.10  Stockholder Action by Written Consent

Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders in lieu of such meeting.

2.11  Record Date for Stockholder Notice

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (for the avoidance of doubt, other than actions taken pursuant to Section 2.10 of these Bylaws), the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board does not so fix a record date:

(a)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12  Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.13  List of Stockholders Entitled to Vote; Stock Ledger

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.13 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the Corporation.

If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

2.14  Nominations and Other Proposals by Stockholders at Annual Meeting

(a)  Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 2.14(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14(a). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not more than one hundred fifty (150) calendar days and not less than one hundred twenty (120) calendar days in advance of the date that is the one year anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such stockholder’s capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b)  Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) or by or at the direction of the Board shall be eligible for election as directors, except as otherwise provided in the Charter with respect to the right of holders of Preferred Stock of the Corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 2.14. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.14. At the request of the Board, any person nominated by a stockholder for election as a director pursuant to this Section 2.14 shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b) or by or at the direction of the Board. The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(c)  Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.15  Organization

Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) such person as the Chairman of the Nominating and Corporate Governance Committee of the Board shall appoint or (d) in the absence thereof or in the event that the Chairman of the Nominating and Corporate Governance Committee of the Board shall fail to make such appointment, any officer of the Corporation elected by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). No person who is a candidate for office at an election may serve as an inspector at the meeting in which such election will occur.

2.16  Notice by Electronic Transmission

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Charter or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (i) such posting or (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.16 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the DGCL.

2.17  Inspectors at Meetings of Stockholders

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

Article III

DIRECTORS

3.1  Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, the Charter or these Bylaws to be exercised or done by the stockholders.

3.2  Number of Directors

The number of directors of the Corporation shall be fixed as the Board may from time-to-time designate, provided that the number of members of the Board shall not be less than three (3) nor more than eleven (11). The number of authorized directors may be changed solely by action of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.3  Election, Qualification and Term of Office of Directors

Except as provided in the Charter or Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Directors need not be stockholders unless so required by the Charter or these Bylaws, wherein other qualifications for directors may be prescribed.

Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any Preferred Stock of the Corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.

3.4  Resignation

Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.5  vacancies

Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and any director so chosen shall hold office until such director’s successor is elected and qualified.

3.6  regular and special meetings

(a)  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. The Chairman of the Board, Chief Executive Officer or the Secretary may call, and if requested by two directors must call, a special meeting of the Board. A special meeting of the Board may be called on oral or written notice to each director, given either personally or by telephone, United States mail, courier service, facsimile or e-mail. Except as may be otherwise expressly provided by the DGCL, the Charter, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice. The regular and special meetings of the Board may be held within or outside the State of Delaware.

(b)  Notice of time and place of a special meeting shall be given to each director (i) in a writing mailed not less than five (5) days before the date of such meeting or by overnight courier service sent not less than three (3) days before the date of such meeting addressed to the residence or usual place of business of a director as appears on the books and records of the Corporation; (ii) by facsimile or email sent not less than two (2) days before the date of such meeting sent to the facsimile number or email address of a director as appears on the books and records of the Corporation; or (iii) in person or by telephone delivered not less than two (2) days before the date of such meeting; provided, however, that if the Chairman of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given personally or by email, telephone, or facsimile provided that the notice shall be at least four (4) hours prior to the special meeting. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice and a waiver of any and all objections to the date, time, place, or purpose of the meeting, or the manner in which it has been called or convened, except if the director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to holding the meeting or to the transaction of business because the meeting is not lawfully called or convened and if the director, after objection, does not vote for or consent to any action taken at the meeting.

(c)  Unless otherwise restricted by the Charter or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.7  First Meetings

The first meeting of each newly elected Board shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this Section 3.7 and provided that a quorum shall be present.

3.8  Quorum and adjournment

A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time-to-time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting so adjourned.

3.9  Adjourned Meeting; Notice

A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to a time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in

Section 3.6 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10  Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by

Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filled with the minutes of proceedings of the Board or committee in accordance with applicable law.

3.11  Fees and Compensation of Directors

Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

3.12  Removal of Directors

Subject to the rights of the holders of any series of Preferred Stock of the Corporation pursuant to any rights of such holders, until such time as BioVie ceases to be the beneficial owner of shares of capital stock of the Corporation representing at least a majority of the voting power of the then-outstanding shares of Voting Stock, any director, or all of the directors, may be removed from the Board at any time, with or without cause, by an affirmative vote of holders of at least a majority of the voting power of the then-outstanding shares of Voting Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to any rights of such holders, from and after such time as BioVie ceases to be the beneficial owner of shares of capital stock of the Corporation representing at least a majority of the voting power of the then-outstanding shares of Voting Stock, any director may be removed from the Board at any time, but only for cause, and only by the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Voting Stock.

For purposes of the foregoing paragraph, “cause” shall mean (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the Corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director and the Corporation, (vi) knowingly causing the Corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article IV

COMMITTEES

4.1  Committees of Directors

The Board may from time to time, by resolution passed by a majority of the Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of two (2) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2  Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3  Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with the certain provisions of Article III of these Bylaws (Section 3.6 (Regular and Special Meetings), Section 3.8 (Quorum and Adjournment), Section 3.9 (Adjourned Meeting; Notice) and Section 3.10 (Board Action by Written Consent Without a Meeting)), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Article V

OFFICERS

5.1  Officers

The officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, a Chief Medical Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer, one (1) or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2  Election of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

5.3  other Officers and agents

The Board may appoint such other officers and agents as it deems advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time-to-time by the Board.

5.4  Term

Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal. The election or appointment of an officer shall not of itself create contract rights.

5.5  Removal and Resignation of Officers

Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.6  Vacancies in Offices

Any vacancy occurring in any office of the Corporation shall be filled by the Board.

5.7  Chairman of the Board

The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties as from time-to-time may be assigned to such person by the Board.

5.8  Chief Executive Officer

The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation and shall report directly to the Board. In absence or non-election of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. Except as the Board shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.

5.9  President

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Charter, the Chief Executive Officer or the Chairman of the Board.

5.10  Vice President

Each Vice President shall have general powers and duties and shall perform the usual and customary duties incident to the office, and will have such other powers and perform such other duties as the Board or any committee thereof may from time-to-time prescribe or as the Chief Executive Officer may from time-to-time delegate to such Vice President.

5.11  Chief Financial Officer

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

5.12  Secretary

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Board meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.14 of these Bylaws.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.13  Assistant Secretary

The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of such person’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.14  Assistant Treasurer

The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.15  Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.

Article VI

INDEMNIFICATION

6.1  DIRECTORS AND EXECUTIVE OFFICERS

The Corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law, or (d) such indemnification is required to be made under Section 6.4 below.

6.2  OTHER OFFICERS, EMPLOYEES AND AGENTS

The Corporation shall have power to indemnify its other officers, employees, and agents as set forth in the DGCL or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person except such officers or other persons as the Board shall determine.

6.3  Advancement of Expense

The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Article VI, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (b) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

6.4  ENFORCEMENT

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6.5  Non-Exclusivity of Rights

The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Charter, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

6.6  SURVIVAL OF RIGHTS

The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure the benefit of the heirs, executors and administrators of such person.

6.7  Other Indemnification

The Corporation’s obligation, if any, to indemnify and hold harmless any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

6.8  Insurance

To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval from the Board, may purchase insurance on behalf of any person required or permitted to be indemnified under this Article VI.

6.9  Repeal, Amendment, or Modification

Neither any amendment or repeal of any section of this Article VI, nor the adoption of any provision of these Bylaws or the Charter inconsistent with this Article VI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

6.10  SAVING CLAUSE

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under applicable law.

6.11  certain definitions

For the purposes of this Article VI, the following defined terms shall apply:

(a)  The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration, and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)  The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)  The term the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)  The term “executive officers” shall include the President, Secretary, Treasurer and any other officer as defined as an “officer” in Rule 16a-1(f) as promulgated under the 1934 Act.

(e)  References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(f)  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Article VII

RECORDS AND REPORTS

7.1  Maintenance and Inspection of Records

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2  Inspection by Directors

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court of Chancery may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court of Chancery may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court of Chancery may deem just and proper.

7.3  Representation of Shares of Other Corporations

Unless otherwise directed by the Board, the Chief Executive Officer, the President or any other person authorized by the President is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article VIII

GENERAL MATTERS

8.1  Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidence of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2  Execution of Corporate Contracts and Instruments

All contracts of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer, with such limitations or restrictions on such authority as the Chief Executive Officer deems appropriate or (d) such other person as may be authorized by the Board, and, if required, the seal of the Corporation shall be thereto affixed and attested by the Secretary or an Assistant Secretary. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3  Stock Certificates; Partly Paid Shares

The shares of a Corporation shall be represented by certificates; provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Chief Executive Officer, or the President or Vice President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4  Special Designation On Certificates

If the Corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the Charter that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the Charter that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5  Lost, Stolen or Destroyed Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6  Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

8.7  Dividends

The directors of the Corporation, subject to any restrictions contained in the Charter, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

8.8  Fiscal Year

The fiscal year of the Corporation shall begin on July 1 and end on June 30 of each year, unless otherwise determined by resolution of the Board.

8.9  Seal

The Corporation may have a corporate seal, which may be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise used, as may be prescribed by law or custom or by the Board.

8.10  Transfer Agents and Registrar

The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrants.

8.11  Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the Corporation), it shall be the duty of the Corporation, as the Corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books. To the extent designated by the Chief Executive Officer or the Chief Financial Officer, the Corporation may recognize the transfer of fractional uncertified shares but shall not otherwise be required to recognize the transfer of fractional shares.

8.12  Registered Stockholders

The Corporation (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13  Conflicts

These Bylaws are adopted subject to the DGCL, any other applicable law and the Charter. Whenever these Bylaws may conflict with any of the DGCL, other applicable law, or the Charter, such conflict shall be resolved in favor of the DGCL, such applicable law or the Charter.

Article IX

AMENDMENTS

The Corporation may, in its Charter, confer the power to adopt, amend, alter or repeal the Bylaws of the Corporation upon the Board. The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation upon the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that, except as otherwise required by law or by this Certificate with respect to any vote of the holders of any class or series of stock of the Corporation, the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal all or any portion of Article II, Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.12, Article VI or Article IX of these Bylaws.